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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                       January 28, 2000 (October 4, 1999)

                           AMERICAN TOWER CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                    001-14195                 65-0723837
 ---------------------------         ---------              ------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)



                 116 Huntington Avenue
                 Boston, Massachusetts                       02116
        ---------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)





                                 (617) 375-7500
        ---------------------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

  On January 13, 2000, American Tower Corporation (ATC or the Company) consummated the transaction contemplated by the Agreement and Plan of Merger (the Merger Agreement) by and between ATI Merger Corporation, a subsidiary of ATC and a Delaware corporation, (ATI), and UniSite, Inc., (UniSite). In accordance with the provisions of the Merger Agreement, dated June 28, 1999 and amended November 30, 1999 and December 31, 1999, ATI was merged with and into UniSite, with UniSite remaining as the surviving corporation. Subject to working capital adjustments to be settled in the first quarter of 2000, total merger consideration of approximately $198.1 million included $149.4 million in cash and the assumption of $48.7 million of debt, including accrued interest.

Item 5.  Other Events.

  New Credit Facilities - On January 6, 2000, ATC completed its amended and restated credit facilities (the New Credit Facilities) with its senior lenders pursuant to which the maximum borrowing capacity of American Towers, Inc. and ATC Teleports, Inc., wholly-owned operating subsidiaries of ATC, and American Tower, L.P., an indirect wholly-owned operating subsidiary of ATC (collectively, the Co-Borrowers), was increased to $2.0 billion, subject to certain borrowing base restrictions which factor, among other things, operating cash flow and construction cost levels. The New Credit Facilities provide for a $650.0 million revolving credit facility maturing on June 30, 2007, an $850.0 million multi-draw term loan maturing on June 30, 2007 and a $500.0 million term loan maturing on December 31, 2007. Subject to lender approval, the Co-Borrowers may request the New Credit Facilities to be increased by up to an additional $500.0 million under terms no more restrictive than the regular facilities. The New Credit Facilities shall amortize quarterly commencing on March 31, 2003 based on defined percentages of outstanding commitment and principal balances. Interest rates for the revolving credit facility and the multi-draw term loan are determined, at the option of the borrowing Co-Borrowers, at either 1.5% to 2.75% above the defined LIBOR Rate or 0.5% to 1.75% above the defined Base Rate. Interest rates for the term loan are determined at either 3.0% to 3.25% above the defined LIBOR Rate or 2.0% to 2.25% above the defined Base Rate. The Co-Borrowers are required to pay quarterly commitment fees equal to 0.5% to 1.0% per annum, depending on the level of facility usage. The New Credit Facilities require maintenance of various financial covenants and ratios and are cross-guaranteed and cross-collateralized by substantially all of the assets of the consolidated group.

  Upon closing, certain Co-Borrowers repaid all borrowings outstanding under the old credit facilities and borrowed $500.0 million under the new term loan. Subsequent to closing, the Co-Borrowers borrowed an additional $230.0 million under the multi-draw term loan. The borrowings under the New Credit Facilities have and will be used in part to provide financing for previously announced transactions scheduled to close in the first and second quarters of 2000, as well as for capital expenditures related to the Company's ongoing construction plan, acquisitions and other general corporate purposes including working capital.

  For more information, see the ATC press release, dated January 13, 2000, which is attached herewith as Exhibit 99.1.

   Private Notes Placement - The following provides additional information on the private notes placement which closed on October 4, 1999 as previously disclosed in the September 30, 1999 quarterly report on Form 10-Q:

   On October 4, 1999, ATC completed a private notes placement of $300.0 million principal amount of 6.25% Convertible Notes due October 15, 2009, issued at 100% of their face amount (Standard Notes) and $425.5 million principal amount of 2.25% Convertible Notes due October 15, 2009, issued at 70.52% of their face amount (Discount Notes) (collectively, the Notes). The yield to maturity on the Discount Notes is 6.25%, giving effect to the accrued original issue discount and accrued interest. Interest on both Notes is payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2000.

   The Standard Notes and Discount Notes are convertible at any time, at the option of the holder, into the Company's Class A common stock at a conversion price of $24.40 per share and $24.00 per share, respectively, subject to adjustment in certain events. The Company may redeem the Notes at any time on or after October 22, 2002. The initial redemption price on the Standard Notes is 103.125% of the principal amount, subject to ratable declines immediately after October 15 of each following year to 100% of the principal amount in 2005.

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The Discount Notes are redeemed at increasing redemption prices designed to reflect the accrued original issue discount. The holders have the option of requiring ATC to repurchase all or any of the Standard Notes on October 22, 2006 at their principal amount, together with accrued and unpaid interest and all or any of the Discount Notes on October 22, 2003 at $802.93, which is its issue price plus accrued original issue discount, together with accrued and unpaid interest. ATC may elect whether to pay the repurchase price on the Notes in cash or shares of Class A common stock. The Notes rank equally with one another and are junior to indebtedness outstanding under the Company's New Credit Facilities.

   Total net proceeds from the Notes were approximately $584.0 million, of which approximately $368.0 million were used to pay off borrowings under the Company's then existing credit facility. The remaining portion of the proceeds has and will be used to finance acquisitions and construction.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired

       In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed in a Current Report on Form 8-K no later than 75 days after the consummation of the merger.

     (b)  Pro Forma Financial Information.

       In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed in an 8-K no later than 75 days after consummation of the merger.

     (c)   Exhibits.

     Exhibit 2.1 -  Agreement and Plan of Merger, dated as of June 28, 1999, by and among American Tower Corporation, a Delaware corporation, ATI Merger Corporation, a Delaware corporation and UniSite, Inc., a Delaware corporation. *

     Exhibit 2.2 -  Amendment No. 1 to Agreement and Plan of Merger by and among
                    American Tower Corporation, ATI Merger Corporation and UniSite, Inc.

     Exhibit 2.3 -  Amendment No. 2 to Agreement and Plan of Merger by and among
                    American Tower Corporation, ATI Merger Corporation and UniSite, Inc.

     Exhibit 4.1 -  Indenture, by and between the Company and The Bank of New
                    York as Trustee, for the 6.25% Notes, dated as of October 4, 1999, including form of 6.25% Notes. **

     Exhibit 4.2 -  Indenture by and between the Company and The Bank of New
                    York as Trustee, for the 2.25% Notes, dated as of October 4, 1999, including the form of 2.25% Note. ***

     Exhibit 10.1 - Amended and Restated Loan Agreement among American Tower,
                    L.P., American Towers, Inc. and ATC Teleports, Inc., as Borrowers, and Toronto Dominion (Texas), Inc., as Administrative Agent, and the Bank Parties thereto.

     Exhibit 99.1 - Press Release, dated as of January 13, 2000.

     *    Filed as Exhibit 2.1 to ATC's Form 8-K on July 16, 1999.
     ** Filed as Exhibit 4.1 to ATC's Registration Statement on Form S-3 (File No. 333-89345) on October 20, 1999
     *** Filed as Exhibit 4.2 to ATC's Registration Statement on Form S-3 (File No. 333-89345) on October 20, 1999

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN TOWER CORPORATION
                             (Registrant)


Date: January 28, 2000       By: /s/ Justin D. Benincasa
                                -----------------------------------------------
                                Name: Justin D. Benincasa
                                Title: Vice President and Corporate Controller

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